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                                                                    EXHIBIT 21.1

                Red Robin Gourmet Burgers, Inc. (Parent Company)

ACTIVE SUBSIDIARIES
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     1.   Red Robin International, Inc.
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     2.   Red Robin West, Inc.
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     3.   Red Robin Distributing Co., Inc.
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     4.   Red Robin of Anne Arundel County, Inc.
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     5.   Red Robin of Baltimore County, Inc.
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     6.   Red Robin of Montgomery County, Inc.
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     7.   Western Franchise Development, Inc.
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INACTIVE SUBSIDIARIES
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     1.   Bird Purchasing, Inc., a Washington corporation
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